UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 14, 2019

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Item 2.02.	Results of Operations and Financial Condition.

On August 14, 2019, Crown Crafts, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of fiscal year 2020, which ended June 30, 2019. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders of the Company was held on August 13, 2019 at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana. The following tables reflect the tabulation of the votes with respect to each proposal submitted to a vote of the Company’s stockholders at the 2019 Annual Meeting. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

PROPOSAL 1:	ELECTION OF DIRECTORS

To elect one member to the Board of Directors to hold office as a Class I Director until the 2022 Annual Meeting of Stockholders. The Class I Nominee who received a plurality of the properly cast votes of the outstanding shares of Series A common stock entitled to vote on this proposal was E. Randall Chestnut, who was thereby elected as the Company’s Class I Director. The tabulation of the results of the voting is as follows:

Nominee	For	Authority Withheld	Broker Non-Votes
E. Randall Chestnut	4,911,683	293,644	3,605,137

PROPOSAL 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2020. This proposal was approved by properly cast votes in the affirmative of a majority of the votes cast on the proposal in respect of outstanding shares of Series A common stock. The tabulation of the results of the voting is as follows:

For	Against	Abstain	Broker Non-Votes
8,628,266	173,713	8,485	0

PROPOSAL 3:	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. This proposal was approved by properly cast votes in the affirmative of a majority of the votes cast on the proposal in respect of outstanding shares of Series A common stock. The tabulation of the results of the voting is as follows:

For	Against	Abstain	Broker Non-Votes
4,714,183	431,742	59,402	3,605,137

PROPOSAL 4:	ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

To vote, on an advisory basis, on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. The tabulation of the results of the voting is as follows:

One Year	Two Years	Three Years	Abstain
2,852,578	79,342	2,062,120	211,287

In consideration of this vote, the Company’s Board of Directors has determined that it will include a non-binding, advisory vote on the compensation of the Company’s named executive officers in its proxy materials every year until the next required advisory vote on the frequency of stockholder advisory votes on named executive officer compensation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: August 14, 2019	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 14, 2019.